[Punk, Ziegel & Company, L.P. Letterhead]

March 14, 2007

CONFIDENTIAL

Roger Girard
Chief Executive Officer and Chairman
IsoRay, Inc.
350 Hills St., Suite 106
Richland , WA 99354

Dear Mr. Girard:

This letter (the “Agreement”) confirms that Punk, Ziegel & Company, L.P. (“Punk, Ziegel & Company”) will, subject to the second paragraph of this Agreement, act as exclusive financial advisor and lead placement agent to IsoRay, Inc. (together with its subsidiaries and affiliates, “IsoRay” or the “Company”) in connection with the offering and sale of up to twenty million dollars ($20,000,000) of equity or equitylike securities of IsoRay (the "Securities”) to investors (the “Potential Transaction”), on the terms and conditions set forth below.

Subject to the terms and conditions of this Agreement, the Company hereby appoints Punk, Ziegel & Company to place the Securities in an amount and on terms and conditions satisfactory to the Company. Punk, Ziegel & Company hereby accepts such agency and agrees on the terms of this Agreement to use its best efforts to privately place the Securities with potential investors. The Company shall promptly refer to Punk, Ziegel & Company all offers, inquiries and proposals relating to any placement of the Securities made at any time. Notwithstanding anything to the contrary contained in this Agreement, the Company may retain Maxim Group LLC ("Maxim") as a co-placement agent in connection with the placement of the Securities.

This Agreement supersedes the Engagement Agreement dated January 26, 2006 between the parties hereto (the "Original Letter"), and upon execution and delivery by the parties of this Agreement, the Original Letter shall terminate.

1. Services to be Rendered. Punk, Ziegel & Company agrees, on the terms and conditions set forth herein, and subject to the performance by the Company of all its obligations hereunder and the completeness and accuracy, in all material respects, of the representations and warranties of the Company set forth herein, to act as exclusive financial advisor to the Company (subject to the second paragraph of this Agreement), and in that regard to (i) assist the Company in the preparation of a summary business description, (ii) at the Company’s request, be available to the Board of Directors to discuss a Potential Transaction and its financial implications, (iii) assist the Company in structuring the Securities, (iv) market the Securities on a best efforts basis and assist in negotiating the terms of the Securities, (v) on behalf of the Company, coordinate the due diligence effort of potential Investors and (vi) assist the Company in negotiation of the final terms of the Potential Transaction.

Punk, Ziegel & Company agrees, on the terms and conditions set forth herein, and subject to the performance by the Company of all its obligations hereunder and the completeness and accuracy, in all material respects, of the representations and warranties of the Company set forth herein, to act as a Placement Agent, with Maxim, to assist the Company in identifying and contacting possible parties to a Potential Transaction (“Investors”).

IsoRay, Inc.
March 14, 2007

2. Compensation. For Punk, Ziegel & Company’s services hereunder, the Company agrees to pay Punk, Ziegel & Company (a) a non-refundable cash retainer fee (the “Retainer Fee”) of forty thousand dollars ($40,000) and (b) a placement fee (the “Placement Fee”) equal to three point three percent (3.30% or 55% of the 6.0% cash fee payable to the placement agents) of the aggregate gross proceeds of the Securities placed, payable in full, in cash, upon the closing of the sale of any of the Securities. The Retainer Fee will be creditable against the payment of a Placement Fee.

The Company shall deliver a warrant, or, if so requested, warrants, to Punk, Ziegel & Company and/or its designees (the “Agent Warrant”), which Agent’s Warrant shall be exercisable to purchase additional Securities equal to two point two five percent (2.25% or 45% of the 5% total warrants payable to the placement agents rounded to the nearest higher whole number) of the total number of shares sold to the Investors. Any fractional shares shall be rounded to the nearest whole number. The Agent’s Warrant will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the closing of the offering, at a price per share equal to 110% of the per share offering price of the Securities in the offering. The Agent’s Warrant will provide for registration rights (including a one time demand registration right and unlimited piggyback rights), cashless exercise and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with the National Association of Securities Dealers, Inc. (“NASD”) Rules of Fair Practice and satisfactory to Punk, Ziegel & Company and its counsel.

For a period of twelve months following the closing of the sale of any of the Securities, Punk, Ziegel & Company will have a right of first refusal (i) to act as the Company’s exclusive financial advisor with regard to any privately negotiated sales of the Company’s equity securities in excess of five million dollars ($5,000,000) or financing required to consummate any merger, acquisition, change of control transaction or sale of all or substantially all of the assets of the Company and (ii) to act as a managing underwriter of any public offering of the Company’s equity securities.

3. Expenses. In addition to any fees that may be payable hereunder and regardless of whether or not any Potential Transaction is consummated, the Company shall reimburse Punk, Ziegel & Company from time to time, upon request (but not less frequently than monthly), for (i) travel and other out-of-pocket expenses, up to a maximum of $35,000, incurred in connection with Punk, Ziegel & Company’s engagement hereunder and under the Original Letter, plus (ii) including the reasonable fees, expenses and other charges of its legal counsel. Any individual expenses under clause (i) above that are greater than $5,000 and any aggregate expenses under such clause in excess of $35,000, shall require prior authorization by the Company.

4. Information. The Company will furnish Punk, Ziegel & Company such information with respect to the Company and access to such Company personnel and representatives, including the Company’s auditors and counsel, as Punk, Ziegel & Company may request in order to permit Punk, Ziegel & Company to advise the Company and to assist the Company in preparing any informational materials it may deem necessary for use in connection with the Potential Transaction ("Offering Materials"). The Company will be solely responsible for the contents of the Offering Materials and any other information provided to potential Investors with the approval of the Company. The Company represents and warrants to Punk, Ziegel & Company that such information will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to advise Punk, Ziegel & Company promptly upon the Company becoming aware of the occurrence of any event or change in circumstance that results or might reasonably be expected to result in such information containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes Punk, Ziegel & Company to provide such information to potential Investors in a Potential Transaction. The Company and Punk, Ziegel & Company shall jointly approve every form of letter, circular, notice, memorandum or other written communication from the Company or any person acting on its behalf in connection with a Potential Transaction.

IsoRay, Inc.
March 14, 2007

5. Termination and Survival. This Agreement shall terminate on the first anniversary of the execution thereof, subject to the extension thereafter as may be agreed in writing by the parties, but either party hereto may terminate this Agreement at any time upon 30 days’ prior written notice. Notwithstanding the foregoing, it is understood that the provisions of paragraphs 2 (to the extent fees are payable irrespective of whether a transaction is consummated), 3 (to the extent expenses have been incurred prior to termination), 4 (the second and third sentences only), 5, 6, 7, 8, 9, 10 and 11 of this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Punk, Ziegel & Company or any Indemnified Person (as defined in the Indemnification Agreement (which is hereafter defined)), (ii) the consummation of any Potential Transaction or (iii) any termination of this Agreement. In addition, if within twelve (12) months following the termination of this Agreement any Potential Transaction is consummated with any Investor contacted by Punk, Ziegel & Company during the term of this Agreement or the Company or any of its affiliates enter into an agreement regarding a Potential Transaction which at any time thereafter results in a Potential Transaction being consummated with any Investor contacted by Punk, Ziegel & Company during the term of this Agreement, the Company shall pay, in full, the Transaction Fee as provided for in paragraph 2. In the event that any similar financing transaction or any merger, acquisition, change of control transaction or sale of all or substantially all of the assets of the Company shall be consummated with any Investor contacted by Punk, Ziegel & Company during the term of this Agreement, the Company shall pay to Punk, Ziegel & Company a mutually agreed upon fee reflecting industry standards for such transactions of such type. Punk, Ziegel & Company shall provide a complete list of those parties contacted regarding an investment in IsoRay upon closing and/or termination of the engagement contract. Such a list is deemed confidential and is not to be disseminated to anyone other than IsoRay employees and members of the Board of Directors of IsoRay

6. Confidentiality of Advice; Publicity. Except as otherwise provided in this paragraph, any written or other advice rendered by Punk, Ziegel & Company pursuant to its engagement hereunder is solely for the use and benefit of the Company and shall not be publicly disclosed in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company who also shall not disclose such information, in each case, without Punk, Ziegel & Company’s prior approval, unless in the opinion of counsel and after consultation with Punk, Ziegel & Company, such disclosure is required by law. In addition, Punk, Ziegel & Company may not be otherwise publicly referred to without its prior written consent.

IsoRay, Inc.
March 14, 2007

Upon consummation of the Potential Transaction, Punk, Ziegel & Company may, at its own expense, place announcements or advertisements in financial newspapers and journals describing its services hereunder; provided, however, that Punk, Ziegel & Company receives prior approval by the Company (which approval shall not be unreasonably withheld) for any such announcement or advertisements.

The Company acknowledges that Punk, Ziegel & Company and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Punk, Ziegel & Company in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company’s business and properties and that might compromise confidential information delivered by the Company to Punk, Ziegel & Company.

7. Obligations Limited. Punk, Ziegel & Company shall have no obligation to make any independent appraisals of assets or liabilities or any independent verification of the accuracy or completeness of any information provided it in the course of this engagement and shall have no liability in regard thereto.

8. Third Party Beneficiaries. This Agreement and the Indemnification Agreement are made solely for the benefit of the Company, Punk, Ziegel & Company and other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement or the Indemnification Agreement.

9. Representations and Warranties. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

10. Indemnification. In connection with and as part of the engagement contemplated herein, the parties have entered in to a separate indemnification agreement (the "Indemnification Agreement"), which sets forth certain other agreements between the parties hereto. In the event of any conflict between this Agreement and the Indemnification Agreement, the terms and provisions of the Indemnification Agreement shall control and this Agreement shall be deemed to be amended and modified accordingly.

11. Miscellaneous. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws. The Company hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan in connection with any action, suit or proceeding under, arising out of or otherwise relating to this Agreement, and waives any objection or defense that it may have to the laying of such venue. Punk, Ziegel & Company hereby agrees, and the Company hereby agrees on its own behalf and, to the extent permitted by applicable law, on behalf of its security holders, to waive any right to trial by jury with respect to any claim, counterclaim or action arising out of the engagement, Punk, Ziegel & Company’s performance thereof or this Agreement.

IsoRay, Inc.
March 14, 2007

We are delighted to work with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement and your intent to be bound by and to perform the terms hereof by signing and returning to us the enclosed duplicate of this Agreement. In addition, please sign and return to us a copy of the Indemnification Agreement.

Very truly yours,

Punk, Ziegel & Company, L.P.

By: /s/ Edwin A. Gordon

Accepted and Agreed to
as of the date hereof:

IsoRay, Inc.

By: /s/ Roger E. Girard
       CEO/Chairman

INDEMNIFICATION AGREEMENT

In connection with the engagement of Punk, Ziegel & Company, L.P ("Punk, Ziegel & Company") by IsoRay, Inc. pursuant to a letter agreement, dated March 14, 2007, between IsoRay (the “Company”) and Punk, Ziegel & Company (the "Engagement Agreement"), Punk Ziegel & Company and the Company hereby agree as set forth herein. For purposes of the remainder of this Indemnification Agreement, unless the context otherwise requires, "Punk, Ziegel & Company" shall include Punk, Ziegel & Company, any affiliated entity, and each of their respective officers, directors, employees, partners and controlling persons within the meaning of the federal securities laws and the successors, assigns, heirs and personal representatives of the foregoing persons (collectively, the “Indemnified Persons”).

The Company will indemnify Punk, Ziegel & Company against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding, whether commenced or threatened and whether or not Punk, Ziegel & Company is a party thereto, or in appearing or preparing for appearance as a witness), based upon, relating to or arising out of or in connection with advice or services rendered or to be rendered pursuant to the Engagement Agreement or the Original Letter, the transaction contemplated thereby or Punk, Ziegel & Company’s actions or inactions in connection with any such advice, services or transaction (including, but not limited to, any liability arising out of (i) any misstatement or alleged misstatement of a material fact in any offering materials (including any "Offering Materials" (as defined in the Engagement Agreement)) and (ii) any omission or alleged omission from any offering materials (including any "Offering Materials" (as defined in the Engagement Agreement")), including, without limitation of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), except to the extent that any such loss, claim, damage, liability, cost or expense results solely from the gross negligence or bad faith of Punk, Ziegel & Company in performing the services which are the subject of the Engagement Agreement. If for any reason the foregoing indemnification is unavailable to Punk, Ziegel & Company or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Punk, Ziegel & Company as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and Punk, Ziegel & Company on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and Punk, Ziegel & Company, as well as any relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, Punk, Ziegel & Company shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received from the Company in connection with the engagement. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to Punk, Ziegel & Company, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its stockholders, as the case may be, pursuant to the Potential Transaction, whether or not consummated, contemplated by the engagement bears to (ii) all fees paid to Punk, Ziegel & Company by the Company in connection with the engagement. Punk, Ziegel & Company shall not have any liability to the Company in connection with the engagement, except to the extent of its gross negligence or willful misconduct.

IsoRay, Inc.
March 14, 2007

The Company also agrees to promptly upon demand reimburse Punk, Ziegel & Company for its legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend, or defending any lawsuits, investigations, claims or other proceedings in connection with any matter referred to in or otherwise contemplated by the Engagement Agreement or the Original Letter; provided, however, that in the event a final judicial determination is made to the effect that Punk, Ziegel & Company is not entitled to indemnification hereunder, Punk, Ziegel & Company will remit to the Company any amounts that have been so reimbursed.

The Company shall not be liable for any settlement of any action, claim, suit or proceeding (or for any related losses, damages, liabilities, costs or expenses) if such settlement is effectuated without its written consent, which shall not be unreasonably withheld. The Company further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Punk, Ziegel & Company is a party therein) unless the Company has obtained an unconditional release of Punk, Ziegel & Company, from all liability arising therefrom. The reimbursement, indemnity and contribution obligations of the Company set forth in this Indemnification Agreement shall be in addition to any liability which the Company may otherwise have to Punk, Ziegel & Company.

The Company represents and warrants that this Indemnification Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

Any Indemnified Persons that are not signatories to this Indemnification Agreement shall be deemed to be third party beneficiaries of this Agreement.

This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws. The Company hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan in connection with any action, suit or proceeding under, arising out of or otherwise relating to this Indemnification Agreement, and waives any objection or defense that it may have to the laying of such venue. Punk, Ziegel & Company and the Company each hereby agrees to waive any right to trial by jury with respect to any claim, counterclaim or action arising out of this Indemnification Agreement.

IsoRay, Inc.
March 14, 2007

This Indemnification Agreement shall survive any termination of the Engagement Letter.

Entered in to on the 14th day of March, 2007.

Punk, Ziegel & Company, L.P.

By: /s/ Edwin A. Gordon

IsoRay, Inc.

By: /s/ Roger E. Girard
CEO/Chairman